Exhibit 99.1

PURE Bioscience Appoints New Board Member

— Dr. Theno Elevates Oversight from Advisory Role —

SAN DIEGO (October 01, 2013) – PURE Bioscience (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced the appointment of Dr. David Theno, Jr. as a new member of its Board of Directors. The Company reported that this is one of several planned Board appointments for installing new governance leadership consistent with its food safety commercialization strategy.

David Theno, Jr., PhD, a widely respected food safety expert, previously served on the Company’s Advisory Panel. Dr. Theno is currently the Chief Executive Officer of Gray Dog Partners, Inc., a technical consulting firm specializing in food safety and manufacturing, restaurant operations, supply chain management, strategic planning and facility design. Gray Dog Partners has also provided consultation to federal, state and local regulatory bodies. From 1993 to 2008, Dr. Theno was employed by Jack in the Box, Inc. where he last served as the Senior Vice President and Chief Food Safety Officer and previously served as Corporate Vice President Technical Services. Dr. Theno has two Doctorate Degrees in Food Science and Animal Science and also Master’s Degrees in Animal Science and Veterinary Pharmacology from the University of Illinois.

“It is an honor to become more actively involved in guiding the management team in driving adoption of PURE products”, stated Dr. David Theno, Jr. “I believe that PURE Bioscience’s SDC antimicrobial technology has the potential to significantly improve microbial control in any facility or process that requires excellent hygienic conditions. And it does so without the use of chemicals that are difficult to handle safely. The potential applications for the use of SDC in food production facilities, processes and restaurants are just now being fully appreciated.”

“I am delighted to have such a respected food safety technology leader agree to join our Board”, stated Dave Pfanzelter, Chairman of the Board of PURE. “We believe that Dr. Theno is uniquely qualified, to not only provide essential governance and oversight, but provide key strategic insight in assisting the company deploy our novel SDC-based technology as a cost-effective solution to pathogen control in various segments of the food industry.”

About PURE Bioscience, Inc.

PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA) and Carbapenem-resistant Enterobacteriaceae (CRE)/NDM-1+. PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety. Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds. As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “expect,” “intend,” “project” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans, acceptance of the Company’s current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Investor Relations

Tom Hemingway, Redwood Investment Group

714.927.9118

Peter C. Wulff, CFO & COO

Pure Bioscience, Inc.

619.596.8600 ext.111

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